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                                                                    Exhibit 10.5

                                                                  EXECUTION COPY



                          AGREEMENT FOR THE ASSIGNMENT
                                OF VOTING RIGHTS



          This Agreement, dated as of January 13, 1998, by and between CMG Information Services, Inc., a Delaware corporation ("CMGI") and Long Lane Master Trust, a Delaware business trust, (the "Trust").

          WHEREAS, CMGI has entered into a ISDA Swap Agreement, and schedule and confirmation thereto, each dated as of January 13, 1998, (collectively, the "Swap Agreement") with BankBoston, N.A. (the "Bank") whereby the Bank has agreed to provide financing to CMG Information in accordance with the terms of the Swap Agreement;

          WHEREAS, in connection with such financing, the Bank will cause the Trust to issue securities, the proceeds of which will be utilized to provide such funds to CMGI;

          WHEREAS, simultaneously with the execution of this Agreement and the Swap Agreement, CMGI will transfer to the Trust shares of common stock issued by Lycos, Inc., (the "Shares") with an aggregate market value equal to at least $20,000,000 to secure the obligations of CMGI to the Bank;

          WHEREAS, the parties hereto have also entered into a repurchase agreement, dated as of January 13, 1998, relating to the repurchase of the Shares by CMGI;

          WHEREAS, the Trust wishes to assign the voting rights relating to the Shares to CMGI in accordance with the terms of this Agreement.

          NOW, THEREFORE BE IT RESOLVED, the parties hereto agree as follows:

1.   Assignment of Voting Rights
     ---------------------------

     While this Agreement is in effect, the Trust hereby agrees to assign to CMGI the voting rights on the Shares in accordance with the terms hereof. Any liquidation of the Shares by the Trust shall result in automatic extinguishment of the right of CMGI to exercise the voting right of Shares.

2.   Exercise of Voting Rights
     -------------------------

     Whenever a general shareholders meeting of Lycos, Inc. is convened or any proxies or other documentation requiring the actions of holders of the Shares is delivered to such holders, CMGI shall send a written notice to the Trust. Such notice will include:
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     .  a copy of the notice of the respective general shareholders meeting of
        Lycos, Inc.

     .  instructions on the manner in which to vote the Shares.

     . the name of the person or persons, if any, who will represent the Trust in the respective general shareholders meeting of Lycos, Inc.

     Said notice shall be remitted by CMGI to the Trust no later than the fifth day before the date proposed for the general meeting in question to be held, or as soon as possible with respect to any other consents or actions to be taken by the holders of the Shares. The Trust shall in no way be liable for any failure by CMGI to provide appropriate instructions with respect to the Shares. If the Trust has not received written instructions from CMGI on the manner in which to vote the Shares, the Trust shall abstain from voting the Shares.

     To comply with the instructions on the vote or abstention, as appropriate, given by CMGI in connection with the Shares, CMGI may designate a representative or representatives for each general shareholders meeting of Lycos, Inc. to act on behalf of the Trust at such meeting. The Trust hereby agrees to consent to the appointment of any such representative and agrees to execute any documents reasonably necessary to effectuate the foregoing.

3.   Term
     ----

     This Agreement shall automatically terminate, without notice, on the earlier of (i) January 20, 1999 or (ii) the day on which the Trust disposes of the Shares as a result of (A) an event of default under the Trust Indenture, dated as of January 13, 1998 between the Trust and First Trust of New York, as indenture trustee or (B) the termination of the Swap Agreement in accordance with the terms thereof.

4.   Changes Affecting the Shares
     ----------------------------

     In the event that Lycos, Inc. is the subject of merger, spin-off, recapitalization or other similar transaction, any Shares received by the Trust as the result of such transactions and of the redemption of the Shares included shall be covered by this Agreement.

     Furthermore, the voting rights assigned hereunder shall remain in full force and effect in the event that the Shares are the subject of exchange, remuneration or the increase or reduction of their par value.

                                       2
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5.   Notices
     -------

     All notices between the parties shall be made by telefacsimile or by mail, return receipt requested, to the following numbers and addresses:

     The Trust
     To:  Long Lane Master Trust
          c/o Delaware Trust Capital Management, Inc.
          900 Market Street, 2nd Floor
          Wilmington, DE  19801
          Attn:  Richard Smith
          Tel:   (302) 421-7339
          Fax:   (302) 421-7387

     CMGI
     To:  CMG Information Services, Inc.
          100 Brickstone Square
          Second Floor
          Andover, MA  01810
          Attn:  Andrew J. Hajducky III
          Tel:   (508) 684-3600
          Fax:   (508) 684-3658

6.   Applicable Law
     --------------

     The Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws provisions thereof.

7.   Counterparts
     ------------

     This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one Agreement.

8.   Owner Trustee
     -------------

     The Owner Trustee (as such term is defined in the Trust Agreement referred to herein) is executing this document solely in its capacity as trustee under the Amended and Restated Trust Agreement, dated as of January 14, 1997, as supplemented by a trust supplement dated as of January 13, 1998, and, as such, the Owner Trustee shall incur no personal liability in connection therewith.

                                       3
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          IN WITNESS WHEREOF, the parties hereto have caused to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              LONG LANE MASTER TRUST

                              By: DELAWARE TRUST CAPITAL
                                  MANAGEMENT, INC.
                                  not in its individual
                                  capacity but solely as
                                  Owner Trustee

                              By: /s/ Richard N. Smith
                                  ----------------------
                                  Name:   RICHARD N. SMITH
                                  Title:  VICE PRESIDENT


                              CMG INFORMATION SERVICES, INC.



                              By:
                                  ----------------------
                                  Name:
                                  Title:

                                       4
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          IN WITNESS WHEREOF, the parties hereto have caused to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              LONG LANE MASTER TRUST

                              By: DELAWARE TRUST CAPITAL
                                  MANAGEMENT, INC.
                                  not in its individual
                                  capacity but solely as
                                  Owner Trustee

                              By:
                                  ------------------------
                                  Name:
                                  Title:


                              CMG INFORMATION SERVICES, INC.



                              By: /s/ Andrew J. Hajducky
                                  ------------------------
                                  Name:   Andy Hajducky
                                  Title:  Chief Financial Officer